UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2000
Date of Report (Date of Earliest Event Reported)

CASTLEGUARD ENERGY, INC.

State of Florida	0-5525	75-2615565
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Greenville Avenue, Suite 203, Dallas, TX (Address of principal executive offices)	75206 (Zip Code)

(214) 361-1755
(Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANT
A.

On May 15, 2000, the Board of Directors of Castleguard Energy, Inc. appointed Jackson & Rhodes P.C., of Dallas, Texas, its independent accountants, replacing KPMG, L.L.P. of New Westminster B.C. Canada who had reported on the Company's financial statements for each of the prior two years ended December 31, 1998 and December 31, 1999. Their reports did not contain an adverse or disclaimer of opinion, but were qualified on a going concern basis.

B.

The Company and KPMG, L.L.P. have not, in connection with the audit of the Registrant's Financial Statements for each of the prior two years ended December 31, 1998 and December 31, 1999 or for any subsequent interim period prior to and including May 15, 2000, had any disagreement on any matter of accounting scope or procedure, which disagreement, if not resolved to the accountants' satisfaction, would have caused the accountants to make reference to the subject matter of the disagreement in connection with its reports.

C.

The registrant has had no relationship with Jackson & Rhodes, P.C. required to be reported pursuant to Regulation S-K Item 304 (a)(2) during the two fiscal periods ended December 31, 1998 and December 31, 1999, or the subsequent interim period prior to and including May 15, 2000.

D.

The Company has provided KPMG, L.L.P. with a copy of the disclosures contained herein, and have requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission as to whether or not they agree with the Company's statement contained herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
C.	Exhibits

16 - Letter from KPMG, L.L.P. to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304(a) of Regulation S-K.

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASTLEGUARD ENERGY, INC.

May 19, 2000	/s/ Bob G. Honea
BY: Bob G. Honea, Director/President

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

16	Letter from KPMG, L.L.P. to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304(a) of Regulation S-K.